UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 21, 2011

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 21, 2011, Unitil Corporation (the “Company”) held it Annual Meeting of Shareholders at its offices in Hampton, NH. As of the record date for the meeting, the Company had 10,916,107 shares of common stock issued and outstanding and entitled to vote at the meeting. Of these shares, 9,748,527 were present in person or represented by proxy at the meeting, which constituted a quorum for the transaction of business at the meeting. At the meeting, the Company’s shareholders voted:

1. To elect five directors, each to serve a three-year term. The final vote was as follows:

	No. of Shares
	For	Withheld	Broker Non Vote
Robert V. Antonucci	6,687,492.21	202,789.06	2,858,246.00
David P. Brownell	6,637,020.69	253,260.58	2,858,246.00
Albert H. Elfner, III	6,520,621.94	369,659.33	2,858,246.00
Michael B. Green	6,724,013.52	166,267.75	2,858,246.00
M. Brian O’Shaughnessy	6,566,972.87	323,308.40	2,858,246.00

2. To approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the authorized number of shares of common stock, no par value per share, from 16,000,000 shares to 25,000,000 shares in the aggregate. The final vote was as follows:

No. of Shares
For	Against	Abstain	Broker Non Vote
8,809,174.20	792,991.53	146,361.53	Not Applicable

3. To ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accountants for 2011. The final vote was as follows:

No. of Shares
For	Against	Abstain	Broker Non Vote
9,620,443.32	76,297.43	51,786.53	Not Applicable

4. To approve, as a shareholder advisory vote, the compensation of the Company’s named executive officers. The final vote was as follows:

No. of Shares
For	Against	Abstain	Broker Non Vote
4,934,887.58	1,790,332.37	165,061.33	2,858,246.00

5. To approve, as a shareholder advisory vote, that future shareholder advisory votes to approve the compensation of the Company’s named executive officers should occur every three years. The final vote was as follows:

No. of Shares
1 Year	2 Years	3 Years	Abstain	Broker Non Vote
2,880,279.37	190,476.66	3,578,795.99	240,729.25	2,858,246.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin Senior Vice President, Chief Financial Officer and Treasurer

Date:	April 26, 2011